SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 24, 1999


                      AMERICAN MEDICAL SECURITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)


        WISCONSIN                    1-13154                     39-1431799
(State of Incorporation)     (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)

3100 AMS BOULEVARD, GREEN BAY, WISCONSIN                            54313
(Address of principal executive offices)                         (Zip Code)

                                 (920) 661-1500
              (Registrant's telephone number, including area code)


                                 --------------




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ITEM 5.  OTHER EVENTS

     On May 24, 1999, American Medical Security Group, Inc. (the "Company" or the "Registrant") issued a press release announcing plans to take an after-tax charge of up to $6 million or $0.36 per share in the second quarter of 1999 to strengthen its medical claims reserves. The reserve strengthening is the result of an adverse medical loss ratio trend identified by the Company in the second quarter of 1999. The adverse medical loss ratio trend relates primarily to the Company's Florida one- and two-life group health business where a turnaround strategy implemented by management which was focused on returning Florida business to profitability, has developed more slowly than anticipated. In addition, certain segments of the Company's older blocks of business are being affected by higher than anticipated claims utilization. These affected segments represent 14% of medical membership, as of March 31, 1999, and 17% of the Company's medical premiums for the first quarter of 1999.

     In the first quarter of 1999, the Company acquired a block of group health business from Continental Assurance Company ("CNA") which represented approximately 72,000 new members. This acquisition resulted in the transfer of a large claims backlog from CNA which delayed the processing of the Company's own claims. The adverse loss ratio trend was temporarily obscured by the claims processing delays. Corrective action plans have been put into place to mitigate the obscuring effect of possible future claims processing delays.

     As a result of this charge and the adverse trend, management expects the medical loss ratio for 1999 to be somewhat higher than the 76.7% reported for 1998. Consequently, earnings per share for the second, third and fourth quarters of 1999 are anticipated to be below management's original expectations. Excluding the identified under-performing segments, management believes its medical business is meeting profit expectations. Management also expects its dental and group life businesses to continue to perform as expected. The Company had a tangible book value per share of $9.13 as of March 31, 1999. Management expects the charge to have a negligible effect on the Company's financial strength.

FORWARD LOOKING STATEMENTS

     Statements contained in this report that are not historical facts are forward-looking statements subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. The terms "anticipate", "believe", "estimate", "expect", "objective", "plan", "project" and similar expressions are intended to identify forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that may cause actual results or events to differ materially from those contemplated by such forward looking statements, include, among others, (1) the effects of either federal or state health care reform or other legislation; (2) rising health care costs, including the Company's ability to predict such costs and adequately price its products; (3) changes in membership utilization and risk; (4) government regulations, including changes in insurance, health care and other regulatory conditions; (5) delays in regulatory approvals, and regulatory action resulting from market conduct activity and general administrative compliance with state and federal laws; (6) general business conditions, including competitive practices and demand for the Company's products; (7) development of or changes in claims reserves; (8) rating agency policies and practices; (9) general economic conditions, including changes in interest rates and the effect of such changes on the Company's investment portfolio; (10) the Company's ability to integrate acquisitions; (11) unforeseen costs or consequences of Year 2000 issues; (12) the retention of key management and technical employees, and (13) other factors that may be referred to in the Company's reports filed with the Securities and Exchange Commission from time to time.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c) EXHIBITS:

          See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMERICAN MEDICAL SECURITY GROUP, INC.




Dated:   JUNE 24, 1999           /S/  GARY D. GUENGERICH
       -----------------      ------------------------------
                              Gary D. Guengerich
                              Executive Vice President & Chief Financial Officer


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                      AMERICAN MEDICAL SECURITY GROUP, INC.
                          (COMMISSION FILE NO. 1-13154)


                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT
                          Date of Report: May 24, 1999


                                                            INCORPORATED HEREIN                         FILED
EXHIBIT NO.          DESCRIPTION                            BY REFERENCE TO                           HEREWITH

99                   Press Release dated May 24, 1999                                                     X



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